UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2009

West Marine, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22512	77-0355502
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Westridge Drive

Watsonville, California 95076

(Address of Principal Executive Offices, Including Zip Code)

(831) 728-2700

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On March 5, 2008, West Marine, Inc. (the “Company”) announced its consolidated financial results for the 14-week period (fourth quarter) ended January 3, 2009 and for the 53-week period ended January 3, 2009. A copy of this press release is attached hereto as Exhibit 99.1.

The press release contains disclosure of adjusted net income (loss) and adjusted net income (loss) per share for each of fiscal years 2008 and 2007. Adjusted net income (loss) and adjusted net income (loss) per share are not measures of financial performance calculated in accordance with accounting principles generally accepted in the United States (“GAAP”). The press release contains tabular reconciliations of adjusted net income (loss) and adjusted net income (loss) per share for each of the 53 weeks ended January 3, 2009 and the 52 weeks ended December 29, 2007 to net income (loss) and diluted net income (loss) per share for each of the 53 weeks ended January 3, 2009 and the 52 weeks ended December 29, 2007, respectively, from our financial statements, which are presented in accordance with GAAP. Management believes that adjusted net income (loss) and adjusted net income (loss) per share each provide useful data to evaluate our financial performance from year-to-year and uses these measures for such purpose. Adjusted net income (loss) and adjusted net income (loss) per share should not be considered as an alternative to net income (loss) and diluted net income (loss) per share as an indicator of the Company’s financial performance. These non-GAAP financial measures may not be comparable to similarly titled measures used by other companies.

The information required to be furnished pursuant to Item 2.02 and Exhibit 99.1 of this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, except if we specifically incorporate it by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 8.01	Other Events.

On March 2, 2009, the Company received a “Wells Notice” from the Securities and Exchange Commission (the “SEC”) in connection with the previously-disclosed investigation by the staff of the SEC’s Division of Enforcement (the “Staff”). According to the Wells Notice, the Staff intends to recommend that a civil action be brought against the Company. However, under the process established by the SEC, the Company has the opportunity to respond before the Staff makes a recommendation to the SEC. The Company is evaluating the Wells Notice and intends to seek discussions with the Staff to reach a prompt resolution of this matter.

The Wells Notice arises from the Staff’s previously disclosed investigation concerning the Company’s fiscal year 2003 accounting for indirect costs included in inventory cost and from the Company’s adoption of Emerging Issues Task Force Issue No. 02-16, “Accounting by a Customer (including a Reseller) for Certain Consideration Received from a Vendor.” The Company has disclosed these items in previously filed SEC reports, including their effects on particular periods, and corrected its financial statements with respect to each of them.

Item 9.01.	Financial Statements and Exhibits.

(a) Not Applicable.

(b) Not Applicable.

(c) Not Applicable.

(d) Exhibit:

99.1	Press Release dated March 5, 2009 (furnished pursuant to Item 2.02).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST MARINE, INC.

Date: March 5, 2009	By:	/s/ Thomas R. Moran
Thomas R. Moran Senior Vice President and Chief Financial Officer